Exhibit 99.2



                       TRIGON INSURANCE COMPANY
                        401(k) RESTORATION PLAN

                          Financial Statements

                      December 31, 1998 and 1997

            (With Independent Auditors' Report Thereon)

                                          TRIGON INSURANCE COMPANY
                                          401(k) RESTORATION PLAN


                                             Table of Contents





                                                                                              Page
Independent Auditors' Report                                                                   1

Statement of Financial Condition, with Fund Information -  December 31, 1998                   2

Statement of Financial Condition, with Fund Information -  December 31, 1997                   3

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
   December 31, 1998                                                                           4

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
   December 31, 1997                                                                           5

Statement of Income and Changes in Plan Equity, with Fund Information - Year ended
   December 31, 1996                                                                           6

Notes to Financial Statements                                                                  7


                  Independent Auditors' Report


Human Resources, Compensation and Employee
    Benefits Committee of the Board of Directors
Trigon Healthcare, Inc.:


We have audited the accompanying statements of financial condition, with fund information, of the Trigon Insurance Company 401(k) Restoration Plan (Plan) as of December 31, 1998 and 1997, and the related statements of income and changes in plan equity, with fund information, for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of December 31, 1998 and 1997 and the income and changes in plan equity for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of financial condition and income and changes in plan equity is presented for purposes of additional analysis rather than to present the financial condition and income and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ KPMG LLP


Richmond, Virginia
April 23, 1999

                        TRIGON INSURANCE COMPANY
                         401(k) RESTORATION PLAN

       Statement of Financial Condition, with Fund Information

                           December 31, 1998

                                                 Fund Information
                             ---------------------------------------------------

                                              Participant Directed
                             ---------------------------------------------------
                             Short-term            S&P 500
                               Fixed                Equity    Domestic   Global
                              Income      Bond      Index      Equity    Equity
                               Fund       Fund       Fund       Fund      Fund
                             ----------  --------  ---------  ---------  -------
Assets - contributions
    receivable - employer
    (note 4)               $      54,308  48,067     213,037    331,414    4,102
                             =========== ========  =========  =========  =======

Plan equity                $      54,308  48,067     213,037    331,414    4,102
                             =========== ========  =========  =========  =======



                                              Fund Information
                           ----------------------------------------------------

                                            Participant Directed
                           ----------------------------------------------------
                                           Domestic   International
                             International Aggressive  Aggressive     Trigon
                               Equity       Growth       Growth       Stock
                                Fund         Fund         Fund         Fund        Total
                             ------------  ---------- ------------- -----------  -----------
Assets - contributions
    receivable - employer
    (note 4)                       135,241    319,303           --    1,060,586    2,166,058
                             ============= ========== ============= ===========  ===========

Plan equity                        135,241    319,303           --    1,060,586    2,166,058
                             ============= ========== ============= ===========  ===========

See accompanying notes to financial statements.

                                TRIGON INSURANCE COMPANY
                                401(k) RESTORATION PLAN

                 Statement of Financial Condition, with Fund Information

                                  December 31, 1997


                                                   Fund Information
                               ---------------------------------------------------

                                                 Participant Directed
                               ---------------------------------------------------
                               Short-term            S&P 500
                                 Fixed                Equity    Domestic   Global
                                 Income      Bond     Index      Equity    Equity
                                  Fund       Fund      Fund       Fund      Fund
                               ----------- --------- ---------  ---------  -------
Assets - contributions
    receivable - employer
    (note 4)                  $   131,784   34,430      90,585    129,669    3,532
                               =========== ========= =========  =========  =======

Plan equity                   $   131,784   34,430      90,585    129,669    3,532
                               =========== ========= =========  =========  =======


                                            Fund Information
                             --------------------------------------------------

                                          Participant Directed
                             --------------------------------------------------
                                             Domestic   International
                               International Aggressive  Aggressive    Trigon
                                 Equity       Growth       Growth      Stock
                                  Fund         Fund         Fund        Fund       Total
                               ------------  ---------- ------------- ---------  -----------
Assets - contributions
    receivable - employer
    (note 4)                           54,742   299,298        20,864  419,361     1,184,265
                               ============  ========== ============= =========  ===========

Plan equity                            54,742   299,298        20,864  419,361     1,184,265
                               ============  ========== ============= =========  ===========


See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1998



                                                      Fund Information
                                   -----------------------------------------------------

                                                    Participant Directed
                                   -----------------------------------------------------
                                   Short-term            S&P 500
                                     Fixed                Equity    Domestic    Global
                                    Income      Bond      Index      Equity     Equity
                                     Fund       Fund       Fund       Fund       Fund
                                   ---------- ---------  ---------  ---------- ---------
Income:
    Net appreciation (depreciation)
       in fair value of investments  $ (6,138)      650     31,216      25,853       608
    Net realized gains (losses) on
       investments                     9,423     1,607      7,515      15,617      (256)
    Contributions:
       Employee                       28,625    18,791     96,771      87,854       937
       Employer, before reduction
         for forfeitures               3,018     4,802     20,610      18,621       277
                                   ---------- ---------  ---------  ---------- ---------

            Total income              34,928    25,850    156,112     147,945     1,566
                                   ---------- ---------  ---------  ---------- ---------

Expenses:
    Distributions and withdrawals    115,681     9,454         --      18,784        --
    Forfeitures                           47        --         --          --        --
                                   ---------- ---------  ---------  ---------- ---------

            Total expenses           115,728     9,454         --      18,784        --
                                   ---------- ---------  ---------  ---------- ---------

Transfers between funds, net           3,324    (2,759)   (33,660)     72,584      (996)
                                   ---------- ---------  ---------  ---------- ---------

            Net increase (decrease)
                 in plan equity      (77,476)   13,637    122,452     201,745       570

Plan equity, beginning of year       131,784    34,430     90,585     129,669     3,532
                                   ---------- ---------  ---------  ---------- ---------

Plan equity, end of year         $    54,308    48,067    213,037     331,414     4,102
                                   ========== =========  =========  ========== =========



                                                 Fund Information
                                   --------------------------------------------------

                                        Participant Directed
                                   --------------------------------------------------
                                                 Domestic   International
                                   International Aggressive Aggressive      Trigon
                                      Equity      Growth      Growth        Stock
                                       Fund        Fund        Fund          Fund       Total
                                    -----------  ---------  ------------  ----------- -----------
Income:
    Net appreciation (depreciation)
       in fair value of investments      17,207     (2,379)        1,072      243,966     312,055
    Net realized gains (losses) on
       investments                       2,570     31,388        (5,221)      13,041      75,684
    Contributions:
       Employee                         41,014    148,412        24,086      270,245     716,735
       Employer, before reduction
         for forfeitures                 9,547     35,469         3,624       67,124     163,092
                                    -----------  ---------  ------------  ----------- -----------

            Total income                70,338    212,890        23,561      594,376   1,267,566
                                    -----------  ---------  ------------  ----------- -----------

Expenses:
    Distributions and withdrawals        9,669     62,746           110       69,282     285,726
    Forfeitures                             --         --            --           --          47
                                    -----------  ---------  ------------  ----------- -----------

            Total expenses               9,669     62,746           110       69,282     285,773
                                    -----------  ---------  ------------  ----------- -----------

Transfers between funds, net            19,830   (130,139)      (44,315)     116,131          --
                                    -----------  ---------  ------------  ----------- -----------

            Net increase (decrease)
                 in plan equity         80,499     20,005       (20,864)     641,225     981,793

Plan equity, beginning of year          54,742    299,298        20,864      419,361   1,184,265
                                    -----------  ---------  ------------  ----------- -----------

Plan equity, end of year               135,241    319,303            --    1,060,586   2,166,058
                                    ===========  =========  ============  =========== ===========



See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1997

                                                     Fund Information
                                   ---------------------------------------------

                                                   Participant Directed
                                   ---------------------------------------------
                                   Short-term             S&P 500
                                     Fixed                Equity     Domestic
                                    Income       Bond      Index      Equity
                                     Fund        Fund      Fund        Fund
                                   ----------  --------- ----------  ---------
Income:
    Net appreciation (depreciation)
       in fair value of investments $  3,886        (84)     5,326     10,118
    Net realized gains (losses) on
       investments                     2,720      1,540      3,817     27,794
    Contributions:
       Employee                       33,636      5,609     17,389     34,375
       Employer, before reduction
         for forfeitures               2,665        875      2,718      1,779
                                   ----------  --------- ----------  ---------

            Total income              42,907      7,940     29,250     74,066
                                   ----------  --------- ----------  ---------

Expenses:
    Distributions and withdrawals     24,591     31,431     17,608    107,094
    Forfeitures                           --        107         --        975
                                   ----------  --------- ----------  ---------

            Total expenses            24,591     31,538     17,608    108,069
                                   ----------  --------- ----------  ---------

Transfers between funds, net           6,485      7,373     70,065     12,598
                                   ----------  --------- ----------  ---------

            Net increase (decrease)
                 in plan equity       24,801    (16,225)    81,707    (21,405)

Plan equity, beginning of year       106,983     50,655      8,878    151,074
                                   ----------  --------- ----------  ---------

Plan equity, end of year         $   131,784     34,430     90,585    129,669
                                   ==========  ========= ==========  =========
See accompanying notes to financial statements.





                                                  Fund Information
                                   ----------------------------------------------------------

                                                Participant Directed
                                   ----------------------------------------------------------
                                                           Domestic    International
                                     Global   InternationalAggressive  Aggressive    Trigon
                                     Equity     Equity      Growth       Growth      Stock
                                      Fund       Fund        Fund         Fund        Fund       Total
                                    --------- ------------ ----------  -----------  ---------  -----------
Income:
    Net appreciation (depreciation)
       in fair value of investments     (665)     (18,433)   (15,973)     (12,346)    76,543       48,372
    Net realized gains (losses) on
       investments                       (36)      27,404     30,712       17,887      1,018      112,856
    Contributions:
       Employee                          447       29,654     78,428       21,801     63,155      284,494
       Employer, before reduction
         for forfeitures                  36        2,776     10,656        1,515     13,376       36,396
                                    --------- ------------ ----------  -----------  ---------  -----------

            Total income                (218)      41,401    103,823       28,857    154,092      482,118
                                    --------- ------------ ----------  -----------  ---------  -----------

Expenses:
    Distributions and withdrawals     26,327       44,872    101,300       20,021        627      373,871
    Forfeitures                           68          184        573           --         --        1,907
                                    --------- ------------ ----------  -----------  ---------  -----------

            Total expenses            26,395       45,056    101,873       20,021        627      375,778
                                    --------- ------------ ----------  -----------  ---------  -----------

Transfers between funds, net           5,997     (132,068)   (97,007)    (139,339)   265,896           --
                                    --------- ------------ ----------  -----------  ---------  -----------

            Net increase (decrease)
                 in plan equity      (20,616)    (135,723)   (95,057)    (130,503)   419,361      106,340

Plan equity, beginning of year        24,148      190,465    394,355      151,367         --    1,077,925
                                    --------- ------------ ----------  -----------  ---------  -----------

Plan equity, end of year               3,532       54,742    299,298       20,864    419,361    1,184,265
                                    ========= ============ ==========  ===========  =========  ===========


See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                             401(k) RESTORATION PLAN

      Statement of Income and Changes in Plan Equity, with Fund Information

                          Year ended December 31, 1996


                                                    Fund Information
                                         -------------------------------------------

                                                   Participant Directed
                                         -------------------------------------------
                                         Short-term            S&P 500
                                           Fixed                Equity    Domestic
                                          Income      Bond      Index      Equity
                                           Fund       Fund       Fund       Fund
                                         ----------  --------  ---------  ----------
Income:
    Net unrealized appreciation in fair
       value of investments             $    3,072       765        675      13,737
    Net realized gains on investments          884       633        439       3,551
    Contributions:
       Employee                             34,630    22,379      2,885      79,591
       Employer, before reduction
          for forfeitures                   10,583     2,717        829      13,532
                                         ----------  --------  ---------  ----------

             Total income                   49,169    26,494      4,828     110,411
                                         ----------  --------  ---------  ----------

Expenses:
    Distributions and withdrawals            6,879    12,248         --      21,241
    Forfeitures                                 --        87         --         184
                                         ----------  --------  ---------  ----------

             Total expenses                  6,879    12,335         --      21,425
                                         ----------  --------  ---------  ----------

Transfers between funds, net                 26,020   22,888      4,050       6,260
                                         ----------  --------  ---------  ----------

             Net increase in plan equity    68,310    37,047      8,878      95,246

Plan equity, beginning of year              38,673    13,608         --      55,828
                                         ----------  --------  ---------  ----------

Plan equity, end of year                $  106,983    50,655      8,878     151,074
                                         ==========  ========  =========  ==========


See accompanying notes to financial statements.






                                                       Fund Information
                                         ------------------------------------------------

                                                    Participant Directed
                                         ------------------------------------------------
                                                                  Domestic    International
                                           Global   International Aggressive  Aggressive
                                           Equity     Equity       Growth       Growth
                                            Fund       Fund         Fund         Fund        Total
                                          --------- ------------  ----------  -----------  -----------
Income:
    Net unrealized appreciation in fair
       value of investments                    456       16,995      47,671        9,798       93,169
    Net realized gains on investments           --        3,089      12,055        2,972       23,623
    Contributions:
       Employee                              1,626       76,618     190,566       70,997      479,292
       Employer, before reduction
          for forfeitures                      621       16,934      35,223       16,005       96,444
                                          --------- ------------  ----------  -----------  -----------

             Total income                    2,703      113,636     285,515       99,772      692,528
                                          --------- ------------  ----------  -----------  -----------

Expenses:
    Distributions and withdrawals               --        7,980      24,315        8,602       81,265
    Forfeitures                                 --           --       4,319           --        4,590
                                          --------- ------------  ----------  -----------  -----------

             Total expenses                     --        7,980      28,634        8,602       85,855
                                          --------- ------------  ----------  -----------  -----------

Transfers between funds, net                21,445       (7,368)    (54,866)     (18,429)        --
                                          --------- ------------  ----------  -----------  -----------

             Net increase in plan equity    24,148       98,288     202,015       72,741      606,673

Plan equity, beginning of year                  --       92,177     192,340       78,626      471,252
                                          --------- ------------  ----------  -----------  -----------

Plan equity, end of year                    24,148      190,465     394,355      151,367    1,077,925
                                          ========= ============  ==========  ===========  ===========


See accompanying notes to financial statements.

                            TRIGON INSURANCE COMPANY
                            401(k) RESTORATION PLAN

                         Notes to Financial Statements

                           December 31, 1998 and 1997



(1)    Summary of Significant Accounting Policies

      (a)  Organization

           The Trigon Insurance Company 401(k) Restoration Plan (Plan), formerly known as the Trigon Blue Cross Blue Shield 401(k) Restoration Plan, was amended and restated effective October 1, 1998. It was originally adopted effective January 1, 1995 by the Board of Directors of Trigon Insurance Company (d/b/a Trigon Blue Cross Blue Shield), formerly, Blue Cross and Blue Shield of Virginia. The purpose of the Plan is to permit a select group of management or highly compensated employees (Participants) of Trigon Insurance Company and any subsidiary or affiliate, including its parent, Trigon Healthcare, Inc., (collectively, Company) who are selected for participation in the Plan to defer compensation without regard to the limits imposed by the Internal Revenue Code on the Company's tax-qualified plan, the Employees' Thrift Plan of Trigon Insurance Company (Qualified Plan). The Qualified Plan is a defined contribution plan of the Company subject to the provisions of ERISA. The Plan constitutes an unfunded "top hat" arrangement under Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA). Accordingly, the Plan does not require the Company to segregate assets or establish trusts for any amounts to be paid to Participants under the Plan. In addition, Participants do not have any right, title or interest in or to any specific funds or property of the Company, and their interest, including vested amounts, is that of a general creditor.

           Under the provisions of the Plan, the Plan's assets and changes in the Plan's assets are calculated based on the corresponding Qualified Plan investment funds' asset value and adjustments of unit value, respectively. Since the Plan is unfunded, a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end has been recorded in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan is its consolidated financial statements.

           The following are the significant accounting policies of the Qualified Plan and are followed by the Plan:

      (b)  Basis of Accounting

           The financial statements of the Plan are prepared under the accrual method of accounting. Accordingly, employee and employer contributions to the Plan are recorded as of the date the employees' contributions are withheld from the Participants' compensation. Net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are recognized as they occur. Distributions and withdrawals are recorded when paid and are accounted for at the fair market value of the unit value of the Participant's account. Forfeitures are accounted for at the fair market value of the unit value forfeited.

                                      7                           (Continued)

       (c) Investment Valuation and Income Recognition

           The Plan's contribution receivable - employer related to deemed investments is stated at fair value based on quoted market prices as of year end. Purchases and sales of investments are recorded on a trade date basis.

           The Plan uses unit accounting to account for investment activity. Net realized gains (losses) on investments are computed on an average-cost basis. Net appreciation (depreciation) in fair value of investments is calculated daily based on the change in the market value and net investment earnings of the investments and participant activity.

       (d) Administrative Expenses

           The Company pays all administrative expenses of the Plan. Administrative expenses paid by the Company during 1998 and 1997 were $10,594 and $8,824, respectively.

      (e)  Use of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, including disclosure of contingent assets and liabilities. Actual results could differ from those estimates.


(2)   Summary of Significant Provisions of the Plan

       The Plan is administered by the Human Resources, Compensation and Employee Benefits Committee of the Company's Board of Directors (Committee). The recordkeeper is Administrative Solutions Group, an ADP/Mercer Alliance, Deerfield, Illinois.

      Plan participants should refer to the plan agreement or summary plan description for a more complete description of the Plan's provisions.

      (a)  Eligibility

           Officers of the Company who are Vice Presidents or above are eligible for participation in the Plan unless otherwise determined at the discretion of the Committee. All Participants must be a member of a select group of management or highly-compensated employees and must be an eligible participant in the Qualified Plan.


                                       8                        (Continued)

      (b)  Participant Accounts

           Individual accounts are maintained by the Plan for the Participant to reflect the Participant's contributions and related employer matching contribution, as well as the Participant's share of the Plan's income, including net realized gains and losses, and related administrative expenses.

       (c) Contributions

           Participants may elect to make voluntary contributions to the Plan in whole percentage amounts ranging from two to sixteen percent of their compensation for the year, offset by amounts actually deferred in the Qualified Plan. The Company is obligated under the matching provision of the Plan to contribute each pay period an amount equal to the difference between (a) fifty percent of the sum of the contributions of each Participant in both the Plan and the Qualified Plan which do not exceed six percent of each Participant's compensation for such pay period and (b) the amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period.

           In October 1998, the Plan was amended to permit the Company to contribute an additional discretionary contribution to each Participant's account. The discretionary contribution is calculated using a Plan-prescribed formula derived from Participant data from the Qualified Plan as of the most recent Qualified Plan year. During 1998, the Company made no discretionary contributions to the Plan.

      (d)  Investment Options

           Each Participant's contributions are deemed to be invested in the various funds in the same proportion as each Participant's investment election in the Qualified Plan. No separate investment election by the Participant in the Plan is permitted or required. Investment options of the Qualified Plan consist of nine investment funds, including investment in the Trigon Stock Fund, added in 1997. A registration statement on Form S-8 has been filed with the Securities and Exchange Commission to register the shares of Trigon Healthcare, Inc. Class A Common Stock (Common Stock) included as an investment option in the Plan. A description of each investment option follows:

           Short-Term Fixed Income Fund - The aim of this fund is to provide steady investment returns with lower risk than any of the other funds. This fund may invest in short-term treasury, government agency, and corporate bonds, money market instruments, guaranteed investment contracts issued by life insurance companies, which offer a fixed interest rate, or a pooled fund investing in similar contracts.

                                           9                        (Continued)

           Bond Fund - This fund provides a high level of current interest income with some opportunity for long-term growth. This fund may invest in treasury, government agency, and corporate bonds and mutual funds that invest in such bonds.

           S&P 500 Equity Index Fund - This fund invests in the common stocks of those companies that comprise the S&P 500 index, or a mutual fund or commingled fund that invests in those companies. The objective of this fund is to provide long-term growth of capital, with growth of income as a secondary objective.

           Domestic Equity Fund - This fund primarily invests in common stocks of high quality, relatively mature domestic corporations from a cross-section of business and industry and/or mutual funds or collective funds that invest in such stocks. The objective of this fund is to provide long-term capital growth from stock prices and some current income from dividends.

           Global Equity Fund - The fund primarily invests in common stocks of high-quality, relatively mature companies based throughout the world, including the U.S., or mutual funds or collective funds that make such investments. The objective of this fund is to provide long-term capital growth and some current income.

           International Equity Fund - This fund is like the Domestic Equity Fund except that it primarily invests in common stocks of high quality foreign corporations instead of domestic corporations, and/or mutual funds or collective funds that invest in such stocks. This fund's objective is to provide long-term capital growth and some current income.

           Domestic Aggressive Growth Fund - The objective of this fund is capital growth. This fund invests primarily in the common stocks of small, rapidly growing domestic companies, or mutual or collective funds that invest in such companies.

           International Aggressive Growth Fund - The International Aggressive Growth Fund is similar to the Domestic Aggressive Growth Fund, except that it invests primarily in stocks of small, rapidly growing foreign companies, or mutual or collective funds that invest in such stocks. Pursuit of long-term capital growth is this fund's primary objective. Effective September 30, 1998, this fund was no longer offered as an investment selection in either the Plan or Qualified Plan. All Participant balances were automatically transferred to the International Equity Fund along with any investment elections designated to this fund.

           Trigon Stock Fund - This fund invests in Common Stock which is listed on the New York Stock Exchange, and cash for liquidity purposes.


                                        10                     (Continued)

           Each Qualified Plan investment fund is divided into units of participation which are calculated daily by the recordkeeper. The daily value of each unit is determined by dividing the total fair market value of all assets in each fund by the total number of units in that fund. The Plan is an unfunded plan. Accordingly, under the provisions of the Plan, net realized gains (losses) on investments and net appreciation (depreciation) of fair value of investments are credited to each Participant's account based on the adjustment of the unit values in the Qualified Plan. The payment of administrative expenses for assets of the Qualified Plan is reflected in the calculation of plan unit value.

      (e)  Vesting

           Participants are fully vested in their contributions and the earnings thereon at all times. Participants are vested in employer matching contributions and the earnings thereon upon death, disability or retirement or after 36 months of service with the Company and any of its affiliates or any other Blue Cross and/or Blue Shield organization. Forfeitures reduce the Employer's contributions to the Plan.

      (f)  Distributions

           Plan distributions are recorded when paid and are made in cash or, effective October 1, 1998, Common Stock for the portion of a Participant's account invested in the Trigon Stock Fund in accordance with a Participant's election. The Plan allows Participants to withdraw balances in a lump sum or in specified annual installments upon retirement, death or disability based upon elections made at the commencement of participation in the Plan. Withdrawals prior to retirement are distributed in a lump sum. In addition, if previously elected by a Participant, all amounts in a Participant's account will be distributed in a lump sum upon a plan-defined change in control of the Company.


                                          11                        (Continued)

       (g) Number of Participants

           There were 34 and 31 Participants in the Plan as of December 31, 1998 and 1997, respectively. The number of Participants investing in each of the Plan's funds as of those dates were as follows:


          Investment Fund (1)                       1998        1997
          ---------------------                ---------- -----------

Short-Term Fixed Income Fund                           7          12
Bond Fund                                              7           8
S&P 500 Equity Index Fund                             15          12
Domestic Equity Fund                                  20          20
Global Equity Fund                                     3           4
International Equity Fund                             17          13
Domestic Aggressive Growth Fund                       23          23
International Aggressive Growth Fund                  --          11
Trigon Stock Fund                                     21          19
                                                ========== ===========

(1) Participants may hold investments in more than one fund; accordingly, the total participation by individual funds may exceed the total number of Participants.


(3)   Units and Unit Values

      Each fund in the Plan is valued daily on a unitized basis by the recordkeeper. The number of units and unit values of net assets, carried to the second decimal place, as of December 31, 1998 were:

                                                        Unit
          Investment Fund                   Units       values
          ------------------             ------------  --------

Short-term Fixed Income Fund                4,140.37 $   13.12
Bond Fund                                   3,367.36     14.27
S&P 500 Equity Index Fund                  10,774.11     19.77
Domestic Equity Fund                       12,497.90     26.52
Global Equity Fund                            345.86     11.86
International Equity Fund                   8,975.04     15.07
Domestic Aggressive Growth Fund            16,033.94     19.91
Trigon Stock Fund                          56,662.39     18.72
                                         ============  ========

                                  12                             (Continued)

(4)   Plan Funding

      As discussed in note 1, the Plan is an unfunded plan under Title 1 of ERISA and the Plan has recorded a receivable from the Company equivalent to the Plan's deemed investment balance as of year-end in the accompanying statements of financial condition. The Company has recorded a corresponding liability to the Plan in its consolidated financial statements. In order to set aside funds for the purpose of assisting the Company in meeting its liabilities to the Plan, the Company, through its subsidiary Trigon Insurance Company, established the Trigon Healthcare, Inc. Grantor Trust, formerly known as the Trigon Blue Cross Blue Shield Grantor Trust (Trust), in 1997. Wachovia Corporate Services, Inc. (Wachovia), Winston-Salem, North Carolina, is the custodian of the assets of the Trust. Under the Trust, the assets contributed and income earned on such assets must remain in the Trust until liabilities under the Plan have been satisfied. However, the assets held in the Trust are considered to be assets of the Company and are subject to the claims of the Company's creditors in the event of the Company's insolvency. The Trust does not change the unfunded status of the Plan. The Participants have no preferred claim on, or any beneficial interest in, any assets of the Trust. If the balance of the Trust is not sufficient to make payments in accordance with the terms of the Plan, the Company must fund the difference using general corporate assets. Once all payments under the Plan have been made and the Plan is terminated, any excess assets remaining in the Trust revert back to the Company. In the event of a change in control of the Company, the Company will make an irrevocable contribution to the Trust to fully fund all Participants' account balances as determined by the Plan.


                                       13                        (Continued)

      The estimated fair value and cost of investment securities in the Trust as of December 31, 1998 and 1997 were as follows:


                                                                         1998
                                                       -------------------------------------------
                                                                                         NET
                                                                                     UNREALIZED
                                                          FAIR                      APPRECIATION
                                                          VALUE          COST       (DEPRECIATION)
                                                       ------------  -------------  --------------
Mutual funds                                             1,079,380      1,050,758          28,622
Common stock                                             1,037,287        756,599         280,688
                                                       ------------  -------------  --------------

                                                         2,116,667      1,807,357         309,310
                                                       ============  =============  ==============

                                                                         1997
                                                       -------------------------------------------
                                                                                         NET
                                                                                     UNREALIZED
                                                          FAIR                      APPRECIATION
                                                          VALUE          COST       (DEPRECIATION)
                                                       ------------  -------------  --------------

Mutual funds                                               756,486        798,561         (42,075)
Common stock                                               407,001        374,631          32,370
                                                       ------------  -------------  --------------

                                                         1,163,487      1,173,192          (9,705)
                                                       ============  =============  ==============



      The Trust held 27,800 shares of Common Stock as of December 31, 1998.

      The net appreciation (depreciation) in fair value of the investments in the Trust as of December 31, 1998 and 1997 and the change in such amounts during each year were as follows:


                                                                                         NET
                                                                                     UNREALIZED
                                                           FAIR                     APPRECIATION
                                                           VALUE         COST       (DEPRECIATION)
                                                        ------------ -------------  --------------
Balance, January 1, 1997                             $           --            --              --
Change for the year ended December 31, 1997               1,163,487     1,173,192          (9,705)
                                                        ------------ -------------  --------------

Balance, December 31, 1997                                1,163,487     1,173,192          (9,705)
Change for the year ended December 31, 1998                 953,180       634,165         319,015
                                                        ------------ -------------  --------------

Balance, December 31, 1998                           $    2,116,667     1,807,357         309,310
                                                        ============ =============  ==============


                                     14                        (Continued)

 (5)  Tax Status

      The Committee believes that the Plan has operated in accordance with the terms of the plan document and current tax law. Accordingly, no provision for income taxes has been included in the Plan's financial statements.

      Under present Federal income tax laws and regulations, employee and employer contributions and investment earnings thereon are not taxable to Participants until distributed. Earnings on assets held in the trust are taxable to the Company under ordinary tax rules on an annual basis.


 (6)  Plan Termination

      Although it has not expressed any intent to do so, the Company's Board of Directors has the right under the Plan to terminate the Plan. In the event of a plan termination, Participants will become fully vested in their accounts.


 (7)  Year 2000 Readiness Disclosure

      The Company has a unified Year 2000 plan for the Company and its subsidiaries. As part of the Plan, the Company monitors the Year 2000 efforts of the vendors performing critical outsourced functions for the Plan through the use of surveys. The information provided by the vendors has been confirmed by phone but has not been independently verified. The Plan's recordkeeper, Administrative Solutions Group (ASG), has advised that its system is now Year 2000 ready. During 1998, the Company installed the vendor-certified Year 2000-enabled version of ASG system interfaces.

      While not part of the Plan, the Trust uses Wachovia as custodian of the Trust (note 4). Wachovia has indicated that it has completed the conversion and internal testing of all applications systems as of April 1999. In addition, the Trust has purchased mutual funds from numerous investment firms. In addition to their individual 2000 efforts, it is the Company's understanding that the investment firms each participate in the securities industry-wide tests. To date, the Company has received status reports from most of these firms indicating they are or will be Year 2000 compliant by January 1, 2000.

      Each of the vendors selected by the Company to perform services for the Plan and the Trust in turn uses third-party vendors to support their activities. Examples include security brokers, banks and stock exchanges. It is not within the Company's ability to determine the Year 2000 status of these companies. The Company must rely on the efforts of the vendors it has selected for outsourced functions to ensure that these vendors can conduct their business on and after January 1, 2000.

                                              15                   (Continued)

      The Company will continue to monitor all critical vendors' progress, as appropriate, in order to assess and address the potential business exposure for the Plan and Trust if these parties fail to achieve compliance. Depending on the volume and duration, the Plan and Trust could experience intermittent disruptions or be significantly impacted by incomplete or untimely resolution of the problem by the parties involved. Specifically, without limitation, (i) a Participant's ability to make contributions, request withdrawals and distributions, transfer balances between investment funds and request account balances; (ii) the Plan's allocation of income and administrative expenses; and (iii) the Trust's ability to purchase and sell investment securities could be affected. Although the Company is developing contingency plans designed to address the aforementioned risks if the vendors are unable to achieve Year 2000 readiness, there can be no assurances that all potential problems will be mitigated by these procedures.

                                              16